SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                                  June 25, 1999


                        PAREXEL International Corporation
               (Exact Name of Registrant as Specified in Charter)





    Massachusetts                      0-27058                  04-2776269
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  (State or Other                    (Commission              (IRS Employer
   Jurisdiction of                    File Number)          Identification No.)
   incorporation)


 195 West Street, Waltham, Massachusetts                          02451
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 (Address of Principal Executive Offices)                      (Zip Code)

Registrant's telephone number, including area code (781) 487-9900

                                 Not Applicable
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         (Former Name or Former Address, if Changed Since Last Report).

Item 5.  Other Events.

                  On June 25, 1999, PAREXEL International Corporation, a Massachusetts corporation ("PAREXEL") and Covance Inc., a Delaware corporation ("Covance") agreed to terminate the Agreement and Plan of Merger, dated as of April 28, 1999 (the "Merger Agreement"), by mutual consent. By virtue of the termination of the Merger Agreement, the stock option to purchase 19.9% of PAREXEL Common Stock granted by PAREXEL to Covance and the stock option to purchase 10% of Covance Common Stock granted by Covance to PAREXEL in connection with the Merger Agreement terminated simultaneously.

                  Attached hereto and incorporated by reference in their entirety as Exhibits 2.1 and 99.1, respectively, are copies of (1) the Termination Agreement and (2) a joint press release of PAREXEL and Covance dated June 25, 1999.

Item 7(c)  Exhibits.

   2.1 Termination Agreement dated as of June 25, 1999 among PAREXEL International Corporation, Covance Inc. and CCJ Holding Corp.

   99.1 Joint press release by PAREXEL International Corporation and Covance Inc. dated June 25, 1999 (attached as Exhibit A to Item 2.1).

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             PAREXEL International Corporation



Dated: July 1, 1999                          By:/s/ William T. Sobo, Jr.
                                             William T. Sobo, Jr., Senior Vice
                                             President, Chief Financial Officer,
                                             Treasurer and Clerk

                                  EXHIBIT INDEX


Exhibit
  No.         Description

  2.1. Termination Agreement, dated as of June 25, 1999, among PAREXEL International Corporation, Covance Inc. and CCJ Holding Corp.

  99.2. Press Release issued jointly by PAREXEL International Corporation and Covance Inc. on June 25, 1999 (attached as Exhibit A to
              Exhibit 2.1).

                                   Exhibit 2.1



                              TERMINATION AGREEMENT

                  TERMINATION  AGREEMENT,  dated  as  of  June  25,  1999  (this
"Agreement"), among COVANCE INC., a Delaware corporation ("Parent"), CCJ HOLDING CORP., a Massachusetts corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and PAREXEL INTERNATIONAL CORPORATION, a Massachusetts corporation (the "Company").

                  WHEREAS, the parties hereto are parties to an Agreement and Plan of Merger, dated as of April 28, 1999 (the "Merger Agreement"; capitalized terms used but not otherwise defined herein have the meanings assigned to such terms in the Merger Agreement);

                  WHEREAS, Section 8.01(a) of the Merger Agreement provides that the Merger Agreement may be terminated at any time prior to the Effective Time by mutual written consent duly authorized by the Boards of Directors of each of Parent and the Company;

                  WHEREAS, the Board of Directors of each of Parent and the Company has determined that it is in the best interests of their respective companies and shareholders to terminate the Merger Agreement, and has authorized the termination of the Merger Agreement pursuant to Section 8.01(a) thereof, upon the terms and subject to the conditions of this Agreement;

                  NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                  SECTION 1. Termination. Effective immediately upon execution of this Termination Agreement, the Merger Agreement is hereby terminated pursuant to Section 8.01(a) thereof by the mutual written consent of the parties thereto.

                  SECTION 2. Effect of Termination; Mutual Discharge and Waiver.
                  (a) Except as expressly provided in this Agreement and notwithstanding Section 8.02 of the Merger Agreement, as a result of the termination of the Merger Agreement pursuant hereto, the Merger Agreement shall become void, and there shall be no liability under the Merger Agreement on the part of any party hereto or any of their respective affiliates, subsidiaries, directors, officers, employees, agents, financial and legal advisors and other representatives, and all rights and obligations of each party thereto shall cease, including, without limitation, the rights and obligations set forth in
Section 8.05 of the Merger Agreement and any liability for the willful or intentional breach of any representations, warranties, covenants or agreements contained therein.

                  (b) All costs and expenses incurred in connection with this Agreement, the Merger Agreement, the Parent Stock Option Agreement and the Company Stock Option Agreement or the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses.

                  (c) Each party hereto hereby releases each other party hereto and their respective directors, officers, shareholders, employees, agents, financial and legal advisors and other representatives from any and all liabilities and obligations, claims, causes of action and suits, arising out of or relating to the Merger Agreement, the Parent Option Agreement (as defined below), the Company Option Agreement (as defined below) and the transactions contemplated thereby, including, without limitation, any liability or obligation set forth in Section 8.05 of the Merger Agreement and any liability or obligation arising out of any breach or alleged breach of any representation, warranty, covenant or agreement contained in the Merger Agreement, the Parent Option Agreement or the Company Option Agreement.

                  SECTION 3. Acknowledgment of Termination of Stock Option Agreements. The Parent and the Company each acknowledge that, by virtue of the termination of the Merger Agreement pursuant to Section 1 hereof, the following agreements simultaneously terminate in accordance with their terms:

                  (a)  the  Stock  Option   Agreement   (the   "Company   Option
                  Agreement"), dated as of April 28, 1999, between the Parent, as Grantee, and the Company, as Issuer; and

                  (b) the Stock Option Agreement (the "Parent Option Agreement), dated as of April 28, 1999, between the Company, as Grantee, and Parent, as Issuer.

                  SECTION 4. Public Announcements. The initial press release concerning the execution and delivery of this Agreement and the termination of the Merger Agreement shall be a joint press release and shall be in the form of Exhibit A hereto.

                  SECTION 5. Survival   of    Confidentiality    Agreement.
Notwithstanding anything contained in this Agreement or in the Merger Agreement to the contrary, the provisions of the Confidentiality Agreement dated March 30, 1999 between Parent and the Company (the "Confidentiality Agreement") shall survive in accordance with its terms. Parent and the Company each acknowledge the request made hereby of the other to return or destroy Proprietary Information (as defined in the Confidentiality Agreement) as to which it is the Receiving Party, pursuant to the terms of the Confidentiality Agreement.

                  SECTION 6. Representations. Parent and the Company each hereby represent and warrant to the other that they have: (a) not breached Section 6.04 of the Merger Agreement; and (b) they are not currently in discussions or negotiations with any Person regarding a Company Acquisition Proposal or a Parent Acquisition Proposal, as applicable.

                  SECTION 7. Governing Law. This Agreement shall be governed by the laws of the State of New York.

                  SECTION 8. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

                  SECTION 9. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 10. Miscellaneous. This Agreement can be modified or amended only be a writing signed by the parties hereto. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                              PAREXEL INTERNATIONAL
                                   CORPORATION


                                   By  /s/ Josef H. von Rickenbach
                                   Name:  Josef H. von Rickenbach
                                   Title:  Chief Executive Officer and President


                               COVANCE INC.


                                   By  /s/ Jeffrey S. Hurwitz
                                   Name:  Jeffrey S. Hurwitz
                                   Title: Corporate Senior Vice President


                               CCJ HOLDING CORP.


                                   By  /s/ Jeffrey S. Hurwitz
                                   Name:  Jeffrey S. Hurwitz
                                   Title: Vice President

                                                                       EXHIBIT A

                                                                   PRESS RELEASE


For Immediate Release                 Contacts:      Parag Bhansali (Covance:
                                                     Investors)
                                                     (609) 452-4953
                                                     Beth Leahy (Covance: Media)
                                                     (609) 452-4978
                                                     Kate Morgans (PAREXEL)
                                                     781-487-9904 (ext.  4118)


                 COVANCE AND PAREXEL TERMINATE MERGER AGREEMENT

Princeton, New Jersey and Boston, MA, June 25, 1999 -- Covance Inc. (NYSE: CVD) and PAREXEL International Corporation (Nasdaq: PRXL) announced today that they have terminated their merger agreement by mutual consent. Under the merger agreement, Covance and PAREXEL were to combine into Covance Parexel.

Covance and PAREXEL indicated that their respective Boards of Directors concluded that mutual termination of the merger agreement is in the best interests of their respective shareholders. In connection with the termination, the companies entered into a termination agreement, whereby they have agreed to release each other from any claims relating to the proposed merger. Each company will bear its own expenses and there will be no payments to either party.

Covance, with headquarters in Princeton, New Jersey, is one of the world's largest and most comprehensive drug development services companies with 1998 revenues of $732 million, operations in 17 countries, and approximately 7,300 employees worldwide. Covance's purpose is to lead advancements in drug development through science, service, and shaping solutions.

PAREXEL, with headquarters near Boston, Massachusetts, is a leading contract research and product launch organization providing a broad range of knowledge-based outsourcing services to the worldwide pharmaceutical, biotechnology, and medical device industries. In 1998, Parexel had calendar year revenues of $325 million, and currently has approximately 4,300 employees and operations in 25 countries around the world.